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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Footstar, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-20731, No. 333-30011, No. 333-41390 and 333-131652) on Form S-8 of Footstar,
Inc. ("the Company") of our reports dated March 1, 2006 with respect to the consolidated financial statements, the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 Annual Report on Form 10-K/A.


/s/ Amper, Politziner & Mattia, P.C.
Edison, New Jersey
November 29, 2006